Exhibit 99.1

October 24, 2012

Press Release

Source:	Farmers National Banc Corp.
John S. Gulas, President and CEO
20 South Broad Street P.O. Box 555
Canfield, OH 44406
330.533.3341
330.533.0451 (FAX)
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR THIRD QUARTER 2012

IMPROVED NET INCOME AND STRONG DEPOSIT GROWTH:

•	Net income for third quarter of 2012 increased 5% to $2.5 million from $2.4 million for the third quarter of 2011.

•	119 consecutive quarters of positive earnings.

•	Deposits increased 12% from September 30, 2011 to September 30, 2012.

STRONG CAPITAL LEVELS:

•	Tangible book value per share improved to $6.11 at September 30, 2012 from $5.73 at September 30, 2011.

•	Stockholders’ equity increased 6% from September 30, 2011 to September 30, 2012.

STABLE ASSET QUALITY:

•	Provision for loan losses for the third quarter of 2012 decreased $375 thousand from the third quarter of 2011.

•	Loans 30 – 89 days delinquent decreased to $3.2 million at September 30, 2012 from $3.4 million at September 30, 2011.

CANFIELD, Ohio (October 24, 2012) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and nine months ended September 30, 2012.

Net income for the three months ended September 30, 2012 was $2.5 million, compared to $2.4 million for the same three month period in 2011. On a per share basis, net income for the third quarter ended September 30, 2012 was $0.13 per diluted share, compared to $0.13 for the third quarter ended September 30, 2011 and $0.12 for the second quarter ended June 30, 2012. Net income for the nine months ended September 30, 2012 was $7.3 million, compared to $6.2 million for the same nine month period in 2011. On a per share basis, net income for the nine months ended September 30, 2012 was $0.39, an increase of 14.7% compared to the same nine month period in 2011. The tangible common equity ratio increased to 10.20% at September 30, 2012, compared to 9.94% at September 30, 2011, mainly as a result of retained net income. Farmers’ total assets reported at September 30, 2012 were $1.13 billion, representing a 4.3% increase compared to $1.09 billion in total assets recorded at September 30, 2011.

John S. Gulas, President and CEO, stated “We are pleased with our 5% improvement in net income for the third quarter of 2012 compared to the same quarter in 2011. It is important to note that noninterest income increased 22% during the same three month period, which is consistent with our strategy to diversify revenue. We are encouraged that asset quality continues to improve, evidenced by the reduction in the provision for loan losses from $700 thousand for the three month period ending September 30, 2011 to $325 thousand for the three months ended September 30, 2012. We have also seen a decline in our 30-89 day delinquencies, from $3.4 million at September 30, 2011 to $3.2 million at September 30, 2012. Even with the reduction in our provision for loan losses, because of improved credit quality, we continue to maintain strong reserves against probable incurred losses.”

Net loans increased $7.3 million (or 1%) in comparing the third quarter of 2012 to the same quarter of 2011. Most of the loan growth in the past twelve months has occurred in the commercial real estate and commercial and industrial loan portfolios. Net loans were reported at $564.3 million at September 30, 2012, which compares to $557.0 million at the same time in 2011. Deposits increased $93.9 million, or 11.7%, from $806.2 million at September 30, 2011 to $900.1 million at September 30, 2012, as customers continue to seek the safety and security of FDIC insured deposit accounts. The Company’s deposits are also being affected positively by the recent development of the Marcellus and Utica shale activity within the local region. At September 30, 2012, the Company had deposits totaling approximately $50.3 million that customers have received from energy exploration companies from the leasing or sale of mineral rights.

Stockholders’ equity totaled $121.0 million, or 10.7% of total assets, at September 30, 2012, an increase of $7.2 million, or 6.3%, compared to $113.9 million at September 30, 2011. The increase is mainly the result of net income, offset by cash dividends paid to shareholders during the past twelve months. Shareholders received a total of $0.15 per share in cash dividends paid in the past four quarters, including a special $0.03 cash dividend on February 28, 2012. Book value per share increased 5.9% from $6.08 per share at September 30, 2011 to $6.44 per share at September 30, 2012. Farmers’ tangible book value per share also increased 6.6% from $5.73 per share at September 30, 2011 to $6.11 per share at September 30, 2012.

Net Interest Income — Net interest income was $9.1 million for the third quarter of 2012, which compared to $9.2 million in the third quarter of 2011. The net interest margin to average earning assets on a fully taxable equivalent basis decreased 30 basis points to 3.67% for the three months ended September 30, 2012, compared to 3.97% for the same period in the prior year. The decrease in net interest margin is largely a result of the change in the mix of interest earning assets and a decrease in earning asset yields. Loans, which yield more than securities, comprised a smaller level of interest-earning assets in the current year. At September 30, 2012, loans were 54% of average earning assets, compared to 57% at September 30, 2011. In comparing the quarters ending September 30, 2012 and 2011, yields on earning assets decreased 52 basis points, while the cost of interest bearing liabilities decreased 25 basis points.

On a year-to-date basis, net interest income improved to $27.6 million for the nine month period ended September 30 2012, compared to $27.5 million in the same period in 2011. The annualized net interest margin to average earning assets on a fully taxable equivalent basis was 3.80% for the nine months ended September 30, 2012, compared to 4.08% for the same period in the prior year.

Noninterest Income — Noninterest income was $3.3 million for the third quarter of 2012, increasing 22.4% from $2.7 million compared to the same quarter of 2011. Income from the sale of residential real estate loans increased from none in the third quarter of 2011 to $204 thousand in the third quarter of 2012 as the company continues to develop its secondary mortgage operations. Security gains also were $473 thousand in the third quarter of 2012 compared to none in the same quarter of 2011 as the Company sold mortgage-backed securities and reinvested the proceeds into similar mortgage-backed securities with slightly longer durations to improve asset yields.

Noninterest income for the six months ended September 30, 2012 was $9.0 million, compared to $8.0 million for the same period in 2011. The increase in noninterest income is primarily due to income from the sale of loans, increasing from none for the nine months ended September 30, 2011 to $407 thousand for the same nine month period in 2012. Security gains were also $473 thousand higher in 2012.

Noninterest Expense — Noninterest expense totaled $8.8 million for the third quarter of 2012, which is $651 thousand more than the $8.2 million in the same quarter in 2011. Most of this increase is a result of a $624 thousand or 14.9% increase in salaries and employee benefits, due to a higher number of employees in the current quarter. The higher employee count is attributed primarily to our Secondary Mortgage project expansion. Additionally, employee health insurance costs increased $178 thousand as a result of a higher level of claims. Occupancy and equipment expense also increased $139 thousand as a result of depreciation expense and small equipment costs related to new facilities.

Noninterest expenses for the nine months ended September 30, 2012 was $26.3 million, compared to $24.1 million for the same period in 2011, representing an increase of $2.3 million, or 9.4%. The increase is mainly the result of the previously mentioned increase in salaries and employee benefits, resulting from a higher number of employees in the current year and a $509 thousand or 44% increase in health insurance costs, and a $485 thousand increase in occupancy and equipment expense related to new facilities.

Farmers’ tax equivalent efficiency ratio for the three month period ended September 30, 2012 was 70.1% compared to 64.6% for the same period in 2011. The change in the efficiency ratio was the result of the $651 thousand increase in noninterest expenses as explained in the previous paragraph.

Asset Quality — Non-performing loans equaled 1.51% of total loans at September 30, 2012, lower than the 1.92% reported at the same time in 2011, and also less than the 1.73% reported at June 30, 2012. Loans 30–89 days delinquent decreased $213 thousand, or 6.3%, to $3.2 million since September 30, 2011. Non-performing loans totaled $8.7 million at September 30, 2012, a decrease of $1.2 million or 12.5% compared to June 30, 2012. On September 30, 2012, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 99.6%, compared to 91.4% at June 30, 2012 and 100.9% at September 30, 2011. At September 30, 2012, the ALLL/total loan ratio was 1.51%, compared to 1.72% at December 31, 2011. For the three months ended September 30, 2012, management recorded a $325 thousand provision to the allowance for loan losses, compared to a $400 thousand provision in the preceding quarter and a $700 thousand provision in the same three month period in the prior year. Net charge-offs were $748 thousand for the quarter ended September 30, 2012 representing a $50 thousand decrease compared to the preceding quarter, but $157 thousand higher than the same quarter in the prior year. Most of the charge-offs in the current quarter were related to the commercial real estate and commercial and industrial loan portfolios. In determining the estimate of the allowance for loan losses, management computes the historical loss percentage based upon the loss history of the past 12 quarters. In periods previous to the first quarter of 2012, management used a historical loss percentage based on the past 8 quarters. The Company believes that using a loss history of the previous 12 quarters will help mitigate quarterly volatility in the loan portfolio.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income and pre-tax, pre-provision income, excluding gains (losses) on sales of securities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results)

Consolidated Statements of Income

	For the Three Months Ended					For the Nine Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	Sept 30,	Sept 30,	Percent
	2012	2012	2012	2011	2011	2012	2011	Change
Total interest income	$10,630	$10,903	$10,886	$10,893	$11,218	$32,419	$33,541	-3.3%
Total interest expense	1,529	1,583	1,665	1,771	1,983	4,777	6,066	-21.2%

Net interest income	9,101	9,320	9,221	9,122	9,235	27,642	27,475	0.6%
Provision for loan losses	325	400	0	0	700	725	3,650	-80.1%
Other income	3,299	2,925	2,728	4,532	2,696	8,952	8,007	11.8%
Other expense	8,828	8,877	8,639	9,645	8,177	26,344	24,083	9.4%

Income before income taxes	3,247	2,968	3,310	4,009	3,054	9,525	7,749	22.9%
Income taxes	758	682	790	969	683	2,230	1,571	41.9%

Net income	$2,489	$2,286	$2,520	$3,040	$2,371	$7,295	$6,178	18.1%

Average shares outstanding	18,802	18,800	18,766	18,730	18,701	18,789	18,117
Pre-tax pre-provision income	$3,572	$3,368	$3,310	$4,009	$3,754	$10,250	$11,399
Basic and diluted earnings per share	0.13	0.12	0.13	0.16	0.13	0.39	0.34
Cash dividends	564	564	1,126	562	561	2,254	1,681
Cash dividends per share	0.03	0.03	0.06	0.03	0.03	0.12	0.09
Performance Ratios
Net Interest Margin (Annualized)	3.67%	3.80%	3.90%	3.80%	3.97%	3.80%	4.08%
Efficiency Ratio (Tax equivalent basis)	70.07%	68.54%	68.42%	76.90%	64.64%	69.01%	63.89%
Return on Average Assets (Annualized)	0.88%	0.82%	0.94%	1.13%	0.90%	0.88%	0.81%
Return on Average Equity (Annualized)	8.22%	7.81%	8.82%	11.37%	8.56%	8.28%	8.01%
Dividends to Net Income	22.66%	24.67%	44.68%	18.49%	23.66%	30.90%	27.21%

Consolidated Statements of Financial Condition

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2012	2012	2012	2011	2011
Assets
Cash and cash equivalents	$79,494	$75,559	$68,575	$52,422	$94,889
Securities available for sale	429,845	420,147	412,009	400,029	382,853
Loans held for sale	4,574	3,718	3,195	677	0
Loans	572,903	572,453	576,627	571,806	567,995
Less allowance for loan losses	8,625	9,048	9,446	9,820	10,984

Net Loans	564,278	563,405	567,181	561,986	557,011

Other assets	54,555	54,004	55,485	52,757	51,652

Total Assets	$1,132,746	$1,116,833	$1,106,445	$1,067,871	$1,086,405

Liabilities and Stockholders’ Equity
Deposits	$900,138	$886,593	$886,593	$840,125	$806,198
Other interest-bearing liabilities	107,358	107,048	100,570	109,351	162,386
Other liabilities	4,242	4,254	3,878	3,950	3,963

Total liabilities	1,011,738	997,895	991,041	953,426	972,547
Stockholders’ Equity	121,008	118,938	115,404	114,445	113,858

Total Liabilities and Stockholders’ Equity	$1,132,746	$1,116,833	$1,106,445	$1,067,871	$1,086,405

Period-end shares outstanding	18,802	18,802	18,781	18,757	18,730
Book value per share	$6.44	$6.33	$6.14	$6.10	$6.08
Tangible book value per share	6.11	5.99	5.81	5.76	5.73
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	17.77%	17.68%	17.35%	17.43%	17.24%
Tier 1 Capital to Risk Weighted Assets (a)	16.52%	16.40%	16.09%	16.16%	15.97%
Tier 1 Capital to Average Assets (a)	9.51%	9.44%	9.55%	9.50%	9.48%
Equity to Asset Ratio	10.68%	10.65%	10.43%	10.72%	10.48%
Tangible Common Equity Ratio	10.20%	10.15%	9.91%	10.18%	9.94%
Net Loans to Assets	49.82%	50.45%	51.26%	52.63%	51.27%
Loans to Deposits	63.65%	64.57%	65.04%	68.06%	70.45%
Asset Quality
Non-performing loans (b)	$8,662	$9,900	$11,030	$10,984	$10,884
Other Real Estate Owned	171	412	544	585	569

Non-performing assets	8,833	10,312	11,574	11,569	11,453
Loans 30 - 89 days delinquent (b)	3,173	2,778	2,890	3,431	3,386
Charged-off loans	938	1,015	621	1,397	830
Recoveries	190	217	247	232	239

Net Charge-offs	748	798	374	1,165	591
Annualized Net Charge-offs to Average Net Loans Outstanding	0.54%	0.57%	0.27%	0.84%	0.43%
Allowance for Loan Losses to Total Loans	1.51%	1.58%	1.64%	1.72%	1.93%
Non-performing Loans to Total Loans	1.51%	1.73%	1.91%	1.92%	1.92%
Allowance to Non-performing Loans	99.57%	91.39%	85.64%	89.40%	100.92%
Non-performing Assets to Total Assets	0.78%	0.92%	1.05%	1.08%	1.05%

(a)	September 30, 2012 ratio is estimated
(b)	Amounts reported are unpaid principal balance

Unaudited

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2012	2012	2012	2011	2011
Stockholders’ Equity	$121,008	$118,938	$115,404	$114,445	$113,858
Less Goodwill and other intangibles	6,134	6,237	6,339	6,441	6,553

Tangible Common Equity	$114,874	$112,701	$109,065	$108,004	$107,305

Reconciliation of Total Assets to Tangible Assets
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2012	2012	2012	2011	2011
Total Assets	$1,132,746	$1,116,833	$1,106,445	$1,067,871	$1,086,405
Less Goodwill and other intangibles	6,134	6,237	6,339	6,441	6,553

Tangible Assets	$1,126,612	$1,110,596	$1,100,106	$1,061,430	$1,079,852

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended					For the Nine Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	Sept 30,	Sept 30,
	2012	2012	2012	2011	2011	2012	2011
Income before income taxes	$3,247	$2,968	$3,310	$4,009	$3,054	$9,525	$7,749
Provision for loan losses	325	400	0	0	700	725	3,650

Pre-tax, pre-provision income	$3,572	$3,368	$3,310	$4,009	$3,754	$10,250	$11,399